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                                  Exhibit 10.79

                FIRST AMENDMENT TO MANAGING DIRECTOR'S AGREEMENT


Agreement made as of October 1, 1998, by and between Michaelson Kelbick Partners Inc., a New York corporation with offices at 335 Madison Avenue, 8th Floor, New York, New York 10017(the "Corporation"), and Hillary Kelbick, residing at 105 Wood Terrace, Leonia, New Jersey 07605 ("Hillary").


                              W I T N E S S E T H:


Whereas, the parties hereto entered into a managing director's agreement dated as of September 11, 1997 (the "Managing Director's Agreement"); and

Whereas, the parties hereto desire to amend and/or supplement the Managing Director's Agreement as herein set forth.

Now, therefore, in consideration of the premises, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 2 of the Managing Director's Agreement is hereby amended and restated in its entirety to read as follows:

            "Term.

            (a) The Term of this agreement is three (3) years, commencing on September 11, 1997 and ending on September 10, 2000, unless earlier terminated by the Corporation or by Hillary in accordance with the provisions hereof. This agreement shall be automatically renewed for periods of one (1) year each (the "Renewal Term") unless either party shall give the other notice of her or its desire to terminate this agreement no later than on the June 1st immediately preceding the expiration of the then current term, in which event Hillary's employment shall terminate at the end of the Term or the applicable Renewal Term, as the case may be. The Term and the Renewal Term are hereinafter collectively referred to as the Term.

            (b) If Hillary has not given notice to the Corporation on or before June 1, 2000 that she elects not to renew this agreement at the expiration of the Term and the Corporation gives notice to Hillary that it elects not to renew this agreement at the expiration of the Term, then and only in such event, provided that Hillary's employment is not properly terminated by the Corporation for cause pursuant to and in accordance with the provisions of Section 7 below, in addition to and without limitation of any other compensation, severance payments or employment benefits which may be or become due from the Corporation to Hillary pursuant to this agreement (but not in addition to any severance payment which may be due pursuant to the provisions of subparagraph (c) of this
Section 2, it being understood that such severance payment and the severance payment payable pursuant to this subparagraph (b) are mutually exclusive), the Corporation shall pay to Hillary, within ten (10) days following the expiration of the Term, a severance payment in the amount of Three Hundred Fifty Thousand ($350,000.00) Dollars.
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            (c) If Hillary elects not to renew this Agreement at the expiration of the Term and Hillary's employment is not properly terminated by the Corporation for cause pursuant to and in accordance with the provisions of
Section 7 below, then and only in such event, in addition to and without limitation of any other compensation, severance payments or employment benefits which may be or become due from the Corporation to Hillary pursuant to this agreement (but not in addition to any severance payment which may be due pursuant to the provisions of subparagraph (b) of this Section 2, it being understood that such severance payment and the severance payment payable pursuant to this subparagraph (c) are mutually exclusive), the Corporation shall pay to Hillary, within ten (10) days following the expiration of the Term, a severance payment in the amount of Two Hundred Fifty Thousand ($250,000.00) Dollars.

            (d) For purposes of this agreement, the term "employment benefits" shall be deemed to include Hillary's Annual Bonus (as such term is hereinafter defined)."

2. Subparagraph (a) of Section 5 of the Managing Director's Agreement is hereby amended and restated in its entirety to read as follows:

            "(a) For all services rendered by Hillary pursuant to this agreement, the Corporation shall pay Hillary an annual salary payable bi-weekly, in arrears, as follows: (i) One Hundred Fifty Thousand ($150,000.00) Dollars per annum during the period commencing on September 11, 1997 through September 30, 1998; and (ii) Two Hundred Fifty Thousand ($250,000.00) Dollars per annum during the period commencing on October 1, 1998 through the balance of the Term. Such salary shall be subject to periodic increases as shall be determined by the Board of Directors of the Corporation."

3. Section 6 of the Managing Director's Agreement is hereby re-titled "Employment Benefits" and the last sentence thereof is hereby amended in its entirety to read as follows:

            "The Corporation shall also provide Hillary with (i) a clothing expense allowance in the amount of ten thousand and 00/100 ($10,000.00) dollars for the first year of the Term and fifteen thousand and 00/100 ($15,000.00) dollars for each remaining year of the Term and (ii) a leased automobile of Hillary's choice throughout the Term."

4. Subparagraphs (a) and (b) of Section 7 of the Managing Director's Agreement are hereby amended and restated in their entirety to read as follows:

            "7.         Termination.

                        (a) The Corporation may, at its election in accordance with the procedures more particularly set forth below, terminate this agreement for cause. For purposes of this agreement, "cause" shall be defined as and limited to the following: (i) a material breach by Hillary of any material term of this agreement which causes substantial damage to the reputation, business or property of the Corporation, any of the Corporation's affiliates or any of the Corporation's (or any affiliate's) customers and which shall not have been cured within thirty (30) days of receipt by Hillary of notice of such breach; (ii) a continued failure of Hillary after thirty (30) days' notice of a prior failure to devote Hillary's full active business time (as more particularly described in Section 4 above) to the performance of Hillary's duties hereunder; (iii) an act of willful misconduct in the performance of Hillary's duties hereunder which causes substantial damage to the reputation, business or property of the Corporation, any of the
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Corporation's affiliates or any of the Corporation's customers including, without limitation, any oral or written misrepresentation relating to the Corporation or any of the Corporation's (or any affiliate's) customers; (iv) conviction of a felony; or (v) substantial, continuing and willful improper performance or non-performance of any of Hillary's material duties hereunder. For purposes of this subsection (a), no act, or failure to act, on Hillary's part shall be considered "willful" unless done, or omitted to be done, by her not in good faith or without reasonable belief that her action or omission was in the best interests of the Corporation. Notwithstanding the foregoing, Hillary shall not be deemed to have been terminated for cause without (i) thirty (30) days' notice to Hillary setting forth the reasons for the Corporation's intention to terminate for cause, (ii) an opportunity for Hillary, together with her counsel, to be heard before the Corporation's board of directors, and (iii) delivery to Hillary of a Notice of Termination as defined in subsection (d) below from an executive officer of the Corporation finding that in the good faith opinion of the Corporation's Board of Directors or in the good faith opinion of the Board of Directors of FPC, Hillary was guilty of conduct set forth or described above in justifying the Corporation's termination of Hillary's employment for cause and specifying the particulars thereof in detail.

            (b) Hillary may terminate her employment under this agreement for Good Reason (as hereinafter defined). For purposes of this agreement, "Good Reason" shall mean (i) a Change of Control (as defined below) of the Corporation or of FPC which shall have been in effect for a period of at least ninety (90) consecutive days; provided, however, that Hillary shall be unable to work harmoniously and effectively with the personnel constituting the new management of the Corporation resulting from such Change of Control (if any), (ii) a failure by the Corporation to comply with any material provision of this agreement which noncompliance shall have a material adverse effect upon Hillary and which shall not have been cured within thirty (30) days after notice of such noncompliance has been given by Hillary to the Corporation pursuant to this agreement, (iii) if Hillary's management functions, duties or responsibilities or any other material aspect of Hillary's employment shall have been materially and adversely changed by the Corporation for a period in excess of thirty (30) consecutive days notwithstanding Hillary's written objection thereto or (iv) any purported termination of Hillary's employment which is not properly effected pursuant to a Notice of Termination satisfying the requirements of subsection
(d) below (and for purposes of this agreement no such purported termination shall be effective). "

5. Section 8 of the Managing Director's Agreement is hereby amended and restated in its entirety to read as follows:

            "8.         Compensation Upon Termination or During Disability.

            (a) During any period that Hillary fails to perform her duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), Hillary shall continue to receive her full salary at the rate then in effect for such period and all employment benefits due to Hillary until her employment is terminated pursuant to Section 7 above, provided that payments so made to Hillary during the disability period shall be reduced by the sum of the amounts, if any, payable to Hillary at or prior to the time of any such payment under disability benefit plans of the Corporation and which were not previously applied to reduce any such payment.

            (b) If Hillary's employment is terminated by her death, the Corporation shall pay to Hillary's spouse, or if she leaves no spouse, to her estate, within thirty (30) days of Hillary's death, all salary and employment benefits due to Hillary accrued through the date of her death.
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            (c) If Hillary's employment shall be properly terminated for cause pursuant to all of the applicable provisions of this agreement, the Corporation shall pay Hillary her full salary only through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Corporation shall have no further obligations to Hillary under or pursuant to this Agreement.

            (d) If (i) in breach of this agreement, the Corporation shall terminate Hillary's employment other than pursuant to subsection 7(a) above (termination for cause) or Section 14 below (termination by reason of death or disability)(it being understood that a purported termination by the Corporation pursuant to subsection 7(a) above or Section 14 below which is disputed and finally determined not to have been proper shall be deemed a termination by the Corporation in breach of this agreement) or (ii) Hillary shall terminate her employment for Good Reason, then

                (I) the Corporation shall pay Hillary her full salary and all employment benefits due to Hillary through the Date of Termination at the rate in effect at the time the Notice of Termination is given;

                (II) in lieu of any further salary payments to Hillary for periods subsequent to the Date of Termination, the Corporation shall pay to Hillary, as severance pay (and not as a penalty to the Corporation), an amount equal to the product of (A) Hillary's annual base salary rate in effect as of the Date of Termination, multiplied by (B) the number two (2), such payment to be made (X) if resulting from a termination based on a Change of Control of the Corporation or of FPC, in a lump sum on or before the thirtieth (30th) day following the Date of Termination, or (Y) if resulting from any other cause, in substantially equal semimonthly installments on the fifteenth and last days of each month commencing with the month in which the Date of Termination occurs and continuing for forty-eight (48) consecutive semimonthly payment dates (including the first such date as aforesaid), without interest; and

                (III) in addition to the payments referred to in clause (I) and
(II) above, if termination of Hillary's employment arises out of a breach by the Corporation of this agreement, the Corporation shall also pay to Hillary (i) the severance payment of Three Hundred Fifty Thousand ($350,000.00) Dollars payable pursuant to subsection 2(b) of this agreement plus (ii) all other damages to which Hillary may be entitled as a result of such breach, including damages for any and all loss of benefits to Hillary under the Corporation's employee benefit plans (other than the Corporation's Bonus Compensation Plan) which Hillary would have received if the Company had not breached this agreement and had Hillary's employment continued for the full term provided in Section 2 hereof.

            (e) Unless Hillary's employment is properly terminated by the Corporation for cause, the Corporation shall maintain in full force and effect, for the continued benefit of Hillary for the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number two (2), all employee benefit plans and programs in which Hillary was entitled to participate immediately prior to the Date of Termination, provided that Hillary's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Hillary's participation in any such plan or program is barred, the Corporation shall arrange to provide Hillary with benefits substantially similar to those which Hillary would otherwise have been entitled to receive under such plans and programs from which her continued participation is barred.
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            (f) Unless Hillary's employment is properly terminated by the
Corporation for cause, Hillary's Annual Bonus shall continue to be paid after the Date of Termination for a period not to exceed six (6) months with respect to all unfinished projects for which the Corporation shall have been engaged as of the Date of Termination. The amount of Hillary's Annual Bonus payable subsequent to the Date of Termination as aforesaid shall be based upon the Corporation's net profits before taxes which are allocable to such projects, as determined by the Corporation's outside accounting firm, subject to review and approval by the accounting firm which prepares the consolidated financial statements for all of the companies affiliated with FPC, in accordance with generally accepted accounting principles, consistently applied, as if the Corporation were not a member of an affiliated group of corporations.

            (g) The Corporation may withhold from any payments or other benefits payable to Hillary pursuant to this Section 8 or any other provision of this agreement all federal, state, city or other taxes as shall be required pursuant to any law, government regulation or ruling.

6. Section 14 of the Managing Director's Agreement is hereby amended by the addition of the following words at the end thereof: "except as otherwise specifically set forth in Section 8 above".

7. The following provisions are hereby added as Section 23 of the Managing Director's Agreement:

            "Restated Agreement. This agreement has been restated and amended effective as of October 1, 1998 to incorporate the provisions of the First Amendment to the Managing Director's Agreement dated as of September 11, 1997 by and between the Corporation and Hillary."

8. Any capitalized term not specifically defined herein shall have the meaning ascribed to such term in the Managing Director's Agreement.

9. Except as otherwise set forth in this agreement, all of the terms and provisions of the Managing Director's Agreement, shall remain unmodified and in full force and effect.

10. The covenants, agreements, terms, provisions and conditions contained in this agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, if any.

11. This agreement may not be modified orally, but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.
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12.         In the event of any inconsistency between the terms and provisions of this agreement and the terms and provisions of the Shareholders Agreement, the terms and provisions of this agreement shall govern and be binding.

In witness whereof, the parties hereto have executed this agreement as of the day and year first above written.


WITNESS:


                                        Michaelson Kelbick Partners Inc.


                                        By: /s/ Hillary Kelbick
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                                            Hillary Kelbick, Managing Director



                                        By: /s/ Susan Michaelson
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                                            Susan Michaelson, Managing Director


                                            /s/ Hillary Kelbick
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                                            Hillary Kelbick, Individually



The provisions of this agreement are hereby consented to:


Financial Performance Corporation



By: /s/ William F. Finley
    ----------------------------
    William F. Finley, President